     As filed with the Securities and Exchange Commission on July 21, 2000

                                                     REGISTRATION NO. 333 -
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                ---------------

                             BAYCORP HOLDINGS, LTD.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                   02-0488443
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

     20 INTERNATIONAL DRIVE, SUITE 301, PORTSMOUTH, NEW HAMPSHIRE 03801-6809
               (Address of Principal Executive Offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              FRANK W. GETMAN, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BAYCORP HOLDINGS, LTD.
                        20 INTERNATIONAL DRIVE, SUITE 301
                      PORTSMOUTH, NEW HAMPSHIRE 03801-6809
                     (Name and address of agent for service)

                                 (603) 431-6600
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                              PROPOSED                    PROPOSED
                                                              MAXIMUM                     MAXIMUM
           TITLE OF                   AMOUNT TO BE         OFFERING PRICE                AGGREGATE                   AMOUNT OF
 SECURITIES TO BE REGISTERED         REGISTERED(1)          PER SHARE(2)             OFFERING PRICE(2)            REGISTRATION FEE
----------------------------         -------------         --------------            -----------------            ----------------

                                        251,817               $8.17                       $2,057,345                   $544
 Common Stock, $.01 par value            46,683               $8.47                       $  395,405                   $105
                                        -------                                                                        ----
                                        298,500                                                                        $649
===================================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the BayCorp Holdings, Ltd. 1996 Stock Option Plan, as amended (the "1996 Option Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the 1996 Option Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said 1996 Option Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the average price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The American Stock Exchange ("AMEX") as of a date (July 19, 2000) within 5 business days prior to filing this Registration Statement.

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 298,500 shares of BayCorp Holdings, Ltd. Common Stock to be issued pursuant to the 1996 Option Plan.

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-24269), filed by the Registrant on March 31, 1997, relating to the Registrant's 1996 Stock Option Plan, with such modifications as are set forth below.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portsmouth, New Hampshire, on July 21, 2000.

                                       BAYCORP HOLDINGS, LTD.



                                       By  /s/ Frank W. Getman, Jr.
                                          ---------------------------------
                                          Frank W. Getman, Jr.
                                          President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Frank W. Getman, Jr. and Patrycia Barnard and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of BayCorp Holdings, Ltd. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                         TITLE                                    DATE
          ---------                         -----                                    ----

/s/ Frank W. Getman, Jr.         President, Chief Executive Officer,             July 21, 2000
----------------------------     and Director
Frank W. Getman, Jr.             (principal executive, financial,
                                 and accounting officer)


/s/ Stanley I. Garnett           Director                                        July 21, 2000
----------------------------
Stanley I. Garnett


/s/ Michael R. Latina            Director                                        July 21, 2000
----------------------------
Michael R. Latina



          SIGNATURE                         TITLE                                    DATE
          ---------                         -----                                    ----

                                Director
----------------------------
Lawrence M. Robbins


/s/ John A. Tillinghast         Director                                        July 21, 2000
----------------------------
John A. Tillinghast

/s/ Alexander Ellis             Director                                        July 21, 2000
----------------------------
Alexander Ellis

                             BAYCORP HOLDINGS, LTD.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.1        Certificate of Incorporation of BayCorp Holdings, Ltd.(1)

4.2        By-Laws of BayCorp Holdings, Ltd.(1)

4.3        Form of Common Stock Certificate.(2)

5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2       Consent of Arthur Andersen LLP.

24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99         BayCorp Holdings, Ltd. 1996 Stock Option Plan, as amended.


------------------

(1) Filed as an Exhibit to the Registration Statement on Form S-4 of BayCorp Holdings, Ltd. (Registration Statement 333-3362) filed on July 12, 1996 and incorporated herein by reference.

(2) Filed as an Exhibit 4.3 to the Registration Statement on Form S-8 of BayCorp Holdings, Ltd. (Registration Statement 333-24269) filed on March 31, 1997 and incorporated herein by reference.